As filed with the Securities and Exchange Commission on April 16, 2015

Registration No. 333-202660

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KemPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-5894398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2656 Crosspark Road, Suite 100

Coralville, IA 52241

(319) 665-2575

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Travis C. Mickle, Ph.D.

President and Chief Executive Officer

KemPharm, Inc.

2656 Crosspark Road, Suite 100

Coralville, IA 52241

(319) 665-2575

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. T. Linfield Brent B. Siler Matthew P. Dubofsky Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021 (720) 566-4000	Gordon K. Johnson Chief Operating Officer and Chief Financial Officer KemPharm, Inc. 2656 Crosspark Road, Suite 100 Coralville, IA 52241 (319) 665-2575	David W. Pollak Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 (212) 309-6058

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☒ File No. 333-202660

This Registration Statement shall become effective upon filing in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-202660) is filed pursuant to Rule 462(d) solely to add an updated Exhibit 5.1 with respect to such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coralville, State of Iowa, on the 16th day of April, 2015.

KEMPHARM, INC.

By:	/s/ Travis C. Mickle
Travis C. Mickle, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Travis C. Mickle Travis C. Mickle, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2015

/s/ Gordon K. Johnson Gordon K. Johnson	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	April 16, 2015

/s/ R. LaDuane Clifton R. LaDuane Clifton, CPA	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	April 16, 2015

* Danny L. Thompson	Director	April 16, 2015

* Matthew R. Plooster	Director	April 16, 2015

* Richard W. Pascoe	Director	April 16, 2015

* Joseph B. Saluri	Director	April 16, 2015

* David S. Tierney	Director	April 16, 2015

* By:	/s/ Travis C. Mickle Travis C. Mickle Attorney-in-Fact	April 16, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1#	Form of Underwriting Agreement.

2.1*#	Asset Purchase Agreement, by and between Shire LLC and Travis C. Mickle, Ph.D. and the Registrant, dated as of March 21, 2012.

3.1#	Amended and Restated Certificate of Incorporation, as amended, as currently in effect.

3.2#	Certificate of Amendment of Certificate of Incorporation, as currently in effect.

3.3#	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of this offering.

3.4#	Amended and Restated Bylaws, as amended to date and currently in effect.

3.5#	Form of Amended and Restated Bylaws to be effective upon completion of this offering.

4.1	Reference is made to exhibits 3.1 through 3.5.

4.2#	Specimen stock certificate evidencing shares of Common Stock.

5.1	Opinion of Cooley LLP as to legality.

10.1*#	Material Supply Agreement, by and between the Registrant and Johnson Matthey Inc., dated as of November 2, 2009.

10.2#	Facility Agreement, by and between the Registrant and Deerfield Private Design Fund III, L.P., dated as of June 2, 2014.

10.2.1#	First Amendment To Facility Agreement, Senior Secured Convertible Note And Warrant, by and between the Registrant and Deerfield Private Design Fund III, L.P., dated as of March 6, 2015.

10.3#	Amended and Restated Investors’ Rights Agreement, dated as of February 19, 2015, by and among the Registrant and certain of its stockholders.

10.4#	Senior Secured Convertible Note issued to Deerfield Private Design Fund III, L.P., dated as of June 2, 2014.

10.5#	Warrant to Purchase Shares of Series D Preferred Stock issued to Deerfield Private Design Fund III, L.P., dated as of June 2, 2014.

10.6#	Warrant to Purchase Shares of Common Stock issued to the Virginia Tech Foundation, Inc., dated as of September 8, 2009.

10.7#	Form of Stock Purchase Warrant to purchase shares of Series D Convertible Preferred Stock issued in bridge financing, along with a schedule of warrantholders.

10.8.1#	Form of Common Stock Purchase Warrants issued by KemPharm, Inc., an Iowa corporation, along with a schedule of warrantholders.

10.8.2#	Form of Common Stock Purchase Warrants issued by KemPharm, Inc., a Delaware corporation, along with a schedule of warrantholders.

10.9#	Lease Agreement, by and between the Registrant and the Board of Regents, State of Iowa for the Use and Benefit of the University of Iowa, dated as of September 6, 2013.

10.10*#	Agreement to Terminate CLA, by and between MonoSol Rx, LLC and the Registrant, dated as of March 20, 2012.

10.11+#	Incentive Stock Plan, as amended to date.

10.12+#	Form of Incentive Stock Option Agreement under Incentive Stock Plan.

10.13+#	Form of Nonqualified Stock Option Agreement under Incentive Stock Plan.

10.14+#	Form of 2014 Equity Incentive Plan.

Exhibit Number	Description of Document

10.15+#	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Incentive Plan.

10.16+#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2014 Equity Incentive Plan.

10.17+#	Form of Indemnification Agreement with the Registrant’s directors and executive officers.

10.18+#	Employment Agreement by and between the Registrant and Gordon K. Johnson, dated as of July 10, 2013.

10.19+#	Employment Agreement by and between the Registrant and Travis C. Mickle, Ph.D., dated as of May 30, 2014.

10.20+#	Employment Agreement by and between the Registrant and Christal M.M. Mickle, dated as of May 30, 2014.

10.21#	Board of Directors Services Agreement by and between Registrant and Richard W. Pascoe, dated as of January 1, 2014.

10.22#	Board of Directors Services Agreement by and between Registrant and Joseph B. Saluri, dated as of January 1, 2014.

10.23#	Non-Employee Director Cash Stipend Compensation Policy to be effective upon the completion of this offering.

23.1#	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on signature page).

#	Previously filed.
+	Indicates management contract or compensatory plan.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.

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